Exhibit 23.3
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in this Registration Statement on Form S-3 of Callon Petroleum Company of our report dated March 31, 2021 relating to the financial statements of Primexx Energy Partners, Ltd. appearing in the Current Report on Form 8-K of Callon Petroleum Company filed on November 19, 2021. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ Deloitte & Touche LLP
Dallas, Texas
November 19, 2021